Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 ( File No. 333-171541 and 333-222342) of our reports dated April 24, 2020, relating to the financial statements of Noah Holdings Limited (the "Company") and the effectiveness of the Company’s internal control over financial reporting in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 24, 2020